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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                November 4, 2005

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                              L Q CORPORATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

             000-25977                                  77-0421089
      (COMMISSION FILE NUMBER)             (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               888 Seventh Avenue
                            New York, New York 10019
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 974-5730
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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      Item 1.01.   Entry into a Material Definitive Agreement.
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      On November 4, 2005, L Q Corporation, Inc., a Delaware corporation (the
"Company"), through a newly formed, wholly-owned subsidiary, entered into an asset purchase agreement with Checkpoint Systems, Inc., a Pennsylvania corporation ("Checkpoint"), to acquire all of the assets of Checkpoint's Access Control division (the "Business").

      The Business designs, manufactures and distributes scalable electronic access control systems and related application software used in a variety of security applications. The contemplated cash consideration for the transaction is approximately $2.5 million, subject to post-closing adjustments and escrow. The Company intends to pay the consideration from available cash on hand.

      The acquisition is expected to be completed before the end of 2005, and is subject to customary closing conditions and the completion of an audit of the Business for fiscal years 2004 and 2003.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      L Q CORPORATION, INC.


Dated:  November 8, 2005              By: /s/ William J. Fox
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                                         William J. Fox
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)